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                                                                   Exhibit 99.1

                                                  [Union Bankshares, Inc. Logo]

3rd Quarter Report


[Photo]


Union Bankshares, Inc.
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NASDAQ: UNB       September 30, 2008
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3rd Quarter Report - September 30, 2008                 Union Bankshares, Inc.
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Consolidated Balance Sheets (unaudited)

                                                 September 30,    September 30,
ASSETS                                                    2008             2007

Cash and Due from Banks                          $ 15,789,158     $ 12,061,640
Federal Funds Sold & Overnight Deposits             3,636,551        9,150,708
Interest Bearing Deposits in Banks                 14,948,753       10,633,643
Investment Securities Available-for-Sale           27,416,861       34,269,943
Loans Held for Sale                                 1,817,993        4,219,671
Loans, net                                        341,474,913      311,263,122
Reserve for Loan Losses                            (3,440,152)      (3,396,409)
Premises and Equipment, net                         7,391,523        6,293,242
Other Real Estate Owned                             1,392,411          449,174
Accrued Interest & Other Assets                    12,640,042       12,546,016
                                                 ------------     ------------
    Total Assets                                 $423,068,053     $397,490,750
                                                 ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest Bearing Deposits                     $ 56,181,159     $ 54,889,483
Interest Bearing Deposits                         292,439,197      278,532,422
Borrowed Funds                                     27,639,743       14,617,886
Accrued Interest & Other Liabilities                5,837,268        7,530,214
Common Stock                                        9,843,820        9,837,222
Paid in Capital                                       206,853          156,940
Retained Earnings                                  35,566,524       35,542,670
Accumulated Other Comprehensive Loss               (1,320,425)        (976,999)
Treasury Stock at Cost                             (3,326,086)      (2,639,088)
                                                 ------------     ------------
    Total Liabilities and Shareholders' Equity   $423,068,053     $397,490,750
                                                 ============     ============

Consolidated Statements of Income (unaudited)

                                9/30/2008   9/30/2007    9/30/2008    9/30/2007
                                  (3 months ended)        (9 months ended)
Interest Income                $6,204,605  $6,734,154  $18,563,358  $19,597,912
Interest Expense                1,790,709   2,123,385    5,491,582    6,157,003
                               ----------  ----------  -----------  -----------
  Net Interest Income           4,413,896   4,610,769   13,071,776   13,440,909
  Provision for Loan Losses        45,000     190,000      185,000      235,000
                               ----------  ----------  -----------  -----------
    Net Interest Income after
     Provision for Loan Losses  4,368,896   4,420,769   12,886,776   13,205,909

Trust Income                       94,827      93,633      287,609      260,658
Noninterest Income              1,253,077     988,786    3,345,270    2,892,057
Noninterest Expenses:
  Salaries & Wages              1,636,661   1,564,648    4,825,380    4,691,619
  Pension & Employee Benefits     480,556     540,866    1,855,107    1,721,223
  Occupancy Expense, net          214,823     185,237      705,262      619,742
  Equipment Expense               286,902     277,671      895,952      821,130
  Loss on Impaired Securities     511,598           0      511,598            0
  Other Expenses                1,222,484   1,003,662    3,312,801    2,940,631
                               ----------  ----------  -----------  -----------
    Total                       4,353,024   3,572,084   12,106,100   10,794,345
                               ----------  ----------  -----------  -----------
Income before Taxes             1,363,776   1,931,104    4,413,555    5,564,279
Income Tax Expense                197,867     508,679      652,203    1,421,339
                               ----------  ----------  -----------  -----------
Net Income                     $1,165,909  $1,422,425  $ 3,761,352  $ 4,142,940
                               ==========  ==========  ===========  ===========

Earnings per Share                  $0.26       $0.32        $0.84        $0.92
Book Value per Share                                         $9.14        $9.29

Standby letters of credit were $1,772,000 and $963,000 at September 30, 2008 and 2007, respectively.

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Directors -- UNION BANKSHARES, INC & UNION BANK
Richard C. Sargent, Chairman            Franklin G. Hovey II
Cynthia D. Borck                        Richard C. Marron
Steven J. Bourgeois                     Robert P. Rollins
Kenneth D. Gibbons                      John H. Steel
                                        Schuyler W. Sweet

Officers -- UNION BANKSHARES, INC.
Richard C. Sargent                      Chairman
Kenneth D. Gibbons                      President & CEO
Marsha A. Mongeon                       Vice President/Treasurer
Robert P. Rollins                       Secretary
David S. Silverman                      Vice President
JoAnn A. Tallman                        Assistant Secretary

Regional Advisory Board Members

Judy F. Aydelott - Littleton            Stanley T. Fillion - Littleton
Steven J. Bourgeois - St. Albans        Kenneth D. Gibbons - All
J.R. Alexis Clouatre - St. Johnsbury    Franklin G. Hovey II - St. Johnsbury
Coleen K. Condon  - St. Albans          Samuel H. Ruggiano - St. Albans
Dwight A. Davis - St. Johnsbury         Schuyler W. Sweet - Littleton
Kirk Dwyer - St. Johnsbury              Norrine A. Williams - Littleton

Officers UNION BANK

Rhonda L. Bennett          Vice President                    Morrisville
Therese H. Butler          Assistant Treasurer               Morrisville
Stacey L.B. Chase          Assistant Treasurer               Morrisville
Jeffrey G. Coslett         Senior Vice President             Morrisville
Michael C. Curtis          Vice President                    St. Albans
Peter J. Eley              Senior Vice President             Morrisville
Kenneth D. Gibbons         President & CEO                   Morrisville
Don D. Goodhue             Information Systems Officer       Morrisville
Melissa A. Greene          Assistant Vice President          Hardwick
Karyn J. Hale              Assistant Vice President          Morrisville
Claire A. Hindes           Assistant Vice President          Morrisville
Patricia N. Hogan          Vice President                    Morrisville
Tracey D. Holbrook         Regional Vice President           St. Johnsbury
Lura L. Jacque             Asst. V.P., Trust Officer         St. Albans
Lynne P. Jewett            Assistant Vice President          Morrisville
Peter R. Jones             Vice President                    Morrisville
Stephen H. Kendall         Vice President                    Morrisville
Susan O. Laferriere        Vice President                    St. Johnsbury
Dennis J. Lamothe          Vice President                    St. Johnsbury
Susan F. Lassiter          Vice President                    Jeffersonville

Officers UNION BANK (continued)

Robyn A. Masi              Assistant Vice President          Stowe
Thomas J. Meshako          Senior Vice President             Morrisville
Robert L. Miller           Trust Officer                     St. Johnsbury
Marsha A. Mongeon          Senior Vice President & CFO       Morrisville
Mildred R. Nelson          Vice President                    Littleton
Karen Carlson Noyes        Assistant Vice President          Morrisville
Barbara A. Olden           Vice President                    Lyndonville
Deborah J. Partlow         Asst. V.P., Senior Trust Officer  Morrisville
Lois J. Pigeon             Branch Manager                    St. Albans
Bradley S. Prior           Assistant Treasurer               Morrisville
Craig S. Provost           Vice President                    Stowe
Colleen D. Putvain         Assistant Treasurer               Morrisville
Suzanne L. Roberts         Vice President                    St. Johnsbury
Robert P. Rollins          Secretary                         Morrisville
Ruth P. Schwartz           Vice President                    Morrisville
David S. Silverman         Senior Vice President             Morrisville
Curt Swan                  Assistant Vice President          Fairfax
JoAnn A. Tallman           Assistant Secretary               Morrisville
Francis E. Welch           Assistant Vice President          Morrisville
Lorraine Gordon Willett    Assistant Vice President          Morrisville
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Union Bankshares, Inc.
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Dear Shareholder:                                             November 7, 2008

Needless to say, the current financial condition of some banks and the economy in general have left most people wondering "what just happened" and "what is going to happen." In a nutshell, the excesses of overly creative lending by non-banks over the past several years, coupled with various products developed by Wall Street to protect investors, such as derivatives and swaps, have led to the current economic situation. It is safe to say everyone has been or will be affected in one manner or another. We were not immune.

The September 30 financial statements indicate reasonable growth in assets, deposits and loans while earnings declined 18% for the quarter and 9% year to date. The main reason for the earnings decline is the mark-to-market accounting requirement to write down to estimated fair value, through the income statement, investment securities deemed other than temporarily impaired. Management determined that approximately $512 thousand ($338 thousand after tax and 7.5 cents per share) of other-than-temporary impairments be recognized in the third quarter of 2008 related to fixed maturity bonds of American General Finance (an AIG subsidiary) and Lehman Brothers Holdings. Absent these write downs earnings would have increased 5.7% for the quarter ended September 30, 2008.

The Company did not own any Fannie Mae or Freddie Mac common or preferred stock, did not engage in any sub prime mortgage lending or investing and remains well capitalized as defined under regulatory capital guidelines for financial institutions and bank holding companies.

What is going to happen? We at Union Bank, like most community banks, will continue to lend money in markets we know and understand to borrowers who have documented their ability to repay. We will continue to accept deposits, pay a fair interest rate for them, and return those funds back to the communities we serve in the form of loans, just as we always have. Our plan is business as usual while we keep an eye on national, economic and regulatory developments. We will continue to manage the bank for the long-term horizon.

As mentioned, loan demand has remained strong with total loans growing to $343.3 million as of September 30, 2008 from $315.5 million, an increase of 8.8%, from the same time last year. The drop in the Prime Rate from 8.25% on August 15, 2007 to 5% as of September 30, 2008 and the impact on variable rate loans has more than offset the increase in loan income due to volume growth. Loan growth has been partially supported by growth in deposits of approximately $15.2 million or 4.6% between years and the increase in advances taken to match fund certain loans via a credit facility with the Federal Home Loan Bank of Boston. Net interest income for the quarter is down $197 thousand as loan rates have dropped more quickly than rates on deposits and borrowings.

It is with much sadness we inform you that W. Arlen Smith passed away on September 28th. Arlen, as everyone knew him, began his service to Union Bank in 1969 as a director and over the years progressed as a vice president, president and board chair until his retirement as a board member in 2004. We will miss his unassuming sense of fairness and common sense approach to all matters.

On a positive note, we opened our fifteenth full service office on October 2nd. This facility is well located in the town of St. Albans which continues to show good economic and population growth. We have been fortunate to put together a staff of local experienced bankers for this office and anticipate strong activity.

Enclosed is your dividend check or advice of deposit, representing a dividend of $.28 to shareholders of record on October 27, 2008.

Sincerely,

/s/ Richard C. Sargent                  /s/  Kenneth D. Gibbons

    Richard C. Sargent                       Kenneth D. Gibbons
    Chairman                                 President & CEO
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Union Bankshares, Inc.
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Shareholder Assistance
and Investor Information

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact JoAnn Tallman, Assistant Secretary at (802) 888-6600 or contact our Transfer Agent at the address and phone number listed below:

Transfer Agent:       Registrar & Transfer Company
                      Attn: Stock Transfer Department
                      10 Commerce Drive
                      Cranford NJ 07016

Phone:                800.368.5948
Fax:                  908.497.2318
E-mail:               info@rtco.com

NASDAQ Stock Market
Ticker Symbol:        UNB
Corporate Name:       Union Bankshares, Inc.
Corporate Address:    20 Lower Main Street
                      P.O. Box 667
                      Morrisville VT 05661-0667

Union Bank Offices

Danville                      Johnson                       St. Albans
421 Route 2 East*             198 Lower Main St.*           15 Mapleville Depot*
802.684.2211                  802.635.6600                  802.524.9000

Fairfax                       Littleton, NH                 St. Johnsbury
Jct. Rtes. 104 & 128*         263 Dells Road*               364 Railroad St.*
802.849.2600                  603.444.7136                  802.748.3131

Hardwick                      Lyndonville                   325 Portland St.*
103 VT Rte. 15*               183 Depot St.*                802.748.3121
802.472.8100                  802.626.3100

Hyde Park                     Morrisville                   Green Mtn. Mall*
250 Main St.                  20 Lower Main St.*            1998 Memorial Dr.
802.888.6880                  802.888.6600                  802.748.2454

Jeffersonville                65 Northgate Plaza*           Stowe
44 Main St.*                  Route 100                     47 Park St.*
802.644.6600                  802.888.6860                  802.253.6600

                                                            *24Hr ATM on site